Exhibit to Item 77 Q1(e)
Amended Registrant Investment Advisory Contracts

Amended Schedule A effective as of December 1, 2011 to the Sub-Advisory Agreement between HighMark Capital Management, Inc. and Bailard, Inc. dated June 1, 2011 relating to HighMark International Opportunities Fund is incorporated by reference to Post-Effective Amendment No. 74 to Form N-1A filed with the Securities and Exchange Commission on November 22, 2011 (Accession No. 0001193125-11-319660).

Amended Schedule A effective as of December 1, 2011 to the Investment Advisory Agreement between HighMark Funds and HighMark Capital Management, Inc. dated September 1, 1998 is incorporated by reference to Post-Effective Amendment No. 74 to Form N-1A filed with the Securities and Exchange Commission on November 22, 2011 (Accession No. 0001193125-11-319660).